SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               Zitel Corporation
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                               Zitel Corporation
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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




                                ZITEL CORPORATION
                              47211 BAYSIDE PARKWAY
                                FREMONT, CA 94538

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON JANUARY 25, 1996

TO THE SHAREHOLDERS OF ZITEL CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Zitel Corporation, a California corporation (the "Company"), will be held on Thursday, January 25, 1996 at 3:00 p.m. local time at the Newark/Fremont Hilton, 39900 Balentine Drive, Newark, California 94560 for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are elected.

          2. To approve the adoption of the 1995 Non-Employee Directors' Stock Option Plan.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on November 30, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors


                                       Henry C. Harris
                                       Secretary


Fremont, California
December 21, 1995





================================================================================
         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
================================================================================

                                ZITEL CORPORATION
                              47211 BAYSIDE PARKWAY
                                FREMONT, CA 94538

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Zitel Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on January 25, 1996 at 3:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Newark/Fremont Hilton, 39900 Balentine Drive, Newark, California 94560. The Company intends to mail this proxy statement and accompanying proxy card on or about December 21, 1995 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on November 30, 1995 will be entitled to notice of and to vote at the Annual
Meeting. At the close of business on November 30, 1995, the Company had outstanding and entitled to vote 7,297,187 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to five votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 47211 Bayside Parkway, Fremont, California 94538, a written notice of revocation or a duly executed proxy bearing a later

                                       1.

date or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

         Proposals of shareholders that are intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Company no later than August 26, 1996 in order to be included in the proxy statement and proxy relating to that Annual Meeting.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are five nominees for the five Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. Each nominee listed below was previously elected by the shareholders.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

                                              PRINCIPAL OCCUPATION/
          NAME                   AGE      POSITION HELD WITH THE COMPANY

William R. Lonergan........      69       Chairman of the Board of Directors
Catherine P. Goodrich......      39       Venture Capitalist
Jack H. King...............      60       President and Chief Executive Officer
William M. Regitz..........      56       Manager, Intel Corporation
Robert H. Welch............      54       Management Consultant


         William R. Lonergan has served as Chairman of the Board of Directors since July 1994 and as a Director of the Company since July 1983. Mr. Lonergan was a Partner of Oxford Partners, the general partner of several venture capital partnerships, from May 1983 to December 1994. Since January 1995, he has been a consultant to Oxford Partners. Mr. Lonergan is a Director of Dataware Technologies, Inc. and of Kurzweil Applied Intelligence, Inc.



                                       2.

         Catherine P. Goodrich was elected a Director of the Company in July 1994. Ms. Goodrich has been a Principal of Goodrich Ventures and a venture capital consultant since June 1992. From 1985 to 1992, she was a general partner of Oak Investment Partners. Ms. Goodrich is also a Director of Uniphase Corporation, a laser components semiconductor equipment manufacturer, Etec Corp., a manufacturer of semiconductor equipment, SanDisk Corp., a manufacturer of flash memory cards and one privately-held company.

         Jack H. King was appointed President and Chief Executive Officer of Zitel in October 1986. He was elected as a Director in January 1987. Prior to joining Zitel, Mr. King served as President and Chief Executive Officer of Dynamic Disk, Inc., a manufacturer of thin film media, from 1984 to 1986. From 1981 to 1984, he served as President and Chief Operating Officer of Data Electronics, Inc., a cartridge tape drive manufacturer. Mr. King is also a Director of Etec Corp., a manufacturer of semiconductor equipment.

         William M. Regitz has served as a Director of the Company since March 1983. He is Manager of the Folsom Validation Center in Folsom, California (FVC) for Intel Corporation ("Intel"). He has served in various positions at Intel since 1971.

         Robert H. Welch is a founder of Zitel and served as its President and Chief Executive Officer and Director from its inception in 1979 until October 1986. Mr. Welch was Chairman of the Board of Zitel from October 1986 to November 1987 and has remained a Director since that date. Since October 1987, Mr. Welch has served as a management consultant through his firm, Bay Venture Management, for several privately-held firms and is a private investor. From April 1994 to September 1995, Mr. Welch served as an officer and director of Advanced Wireless Communications, Inc., a privately-held company.

         Mr. Lonergan was originally elected to the Board pursuant to agreements between Zitel, the Oxford Funds and certain Zitel shareholders to elect a designee of the Oxford Funds reasonably acceptable to Zitel. These agreements terminated in January 1984. Mr. Regitz was originally elected to the Board pursuant to an agreement between Zitel and Intel in connection with the February 1983 product acquisition transaction between the two companies. This agreement expired on February 2, 1987.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended September 30, 1995, the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Ms. Goodrich and Messrs. Lonergan and Welch. It met two times during such fiscal year.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees, sales representatives and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Lonergan, Regitz and Welch. It met four times during such fiscal year.

         During the fiscal year ended September 30, 1995, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served that were held during the period for which they were a director or committee member, respectively.



                                       3.

                                   PROPOSAL 2

   APPROVAL OF ADOPTION OF THE 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

         In April 1995, the Company's Board of Directors adopted, subject to shareholder approval, the Company's 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for automatic, non-discretionary grants of options to purchase an aggregate of 100,000 shares.

         Shareholders are requested in this Proposal 2 to approve the adoption of the Directors' Plan, including the reservation of 100,000 shares of Common Stock for issuance thereunder. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and voting at the Annual Meeting will be required to approve the adoption of the Directors' Plan. In order to take advantage of the exemption contained in Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for purposes of this vote, abstentions will be counted toward the tabulation of votes counted and will have the same effect as negative votes, while broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

               THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the Directors' Plan are outlined below:

GENERAL

         The Directors' Plan provides for non-discretionary grants of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

PURPOSE

         The purpose of the Directors' Plan is to retain the services of persons now serving as Non-Employee Directors of the Company (as defined below), to attract and retain the services of persons capable of serving on the Board of Directors of the Company and to provide incentives for such persons to exert maximum efforts to promote the success of the Company.

ADMINISTRATION

         The Directors' Plan is administered by the Board of Directors of the Company. The Board of Directors has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.

         The Board of Directors is authorized to delegate administration of the Directors' Plan to a committee of not less than two members of the Board. The Board of Directors does not presently contemplate delegating administration of the Directors' Plan to any committee of the Board of Directors.

ELIGIBILITY

         The Directors' Plan provides that options may be granted only to Non-Employee Directors of the Company. A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company and its affiliates who is not otherwise an employee of the Company or any affiliate. Four of the Company's five current directors are eligible to participate in the Directors' Plan.


                                       4.

TERMS OF OPTIONS

         Each option under the Directors' Plan is subject to the following terms and conditions:

         Non-Discretionary Grants. Option grants under the Directors' Plan are non-discretionary. Pursuant to the terms of the Directors' Plan, options to purchase Common Stock of the Company are automatically granted as follows: (a) on April 27, 1995, the adoption date of the Directors' Plan, each Non-Employee Director who had not received a discretionary stock option grant from the Company during the previous 12 months, was automatically granted an option to purchase 15,000 shares of Common Stock of the Company; (b) each person who becomes a Non-Employee Director of the Company shall, upon the date of initial election to the Board, automatically be granted an option to purchase 15,000 shares of Common Stock, and (c) each Non-Employee Director, who has been a Non-Employee Director for at least three months, will automatically be granted an option to purchase 3,000 shares of Common Stock on the date of each annual meeting of shareholders, commencing with the year 1996. During the fiscal year ended September 30, 1995, only one Non-Employee Director, Mr. Lonergan, was granted an option to purchase shares of the Company's Common Stock pursuant to the Directors' Plan. The exercise price of this option is $11.75 per share, the fair market value of the Common Stock at the time of grant.

         Option Exercise. An option granted under the Directors' Plan becomes exercisable as follows: Options granted pursuant to (a) and (b) above become exercisable in equal quarterly installments over a period of three years from the date of grant and options granted under (c) above become exercisable in equal quarterly installments over a period of one year from the date of grant; provided that, during the entire period prior to each such vesting date, the Non-Employee Director has served as a Non-Employee Director or employee of or consultant to the Company.

         Exercise Price; Payment. The exercise price of options granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to such options on the date such option is granted. The exercise price of options granted under the Directors' Plan must be paid with cash at the time the option is exercised.

         No option granted under the Directors' Plan is exercisable by any person after the expiration of ten years from the date the option is granted.

         Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board of Directors.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the plan and the class, number of shares and price per share of stock subject to outstanding options.

RESTRICTIONS ON TRANSFER

         Under the Director's Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirement of Rule 16b-3 under the Exchange Act and shall be exercised only by the person to whom such options are granted. During the lifetime of an optionee, an option may be exercised only by the optionee or his or her guardian or legal representative.


                                       5.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Directors' Plan at any time. Unless terminated earlier, such plan will terminate on April 26, 2005.

         The Board may amend the Directors' Plan at any time, provided, however, that the Board shall not amend the Directors' Plan more than once every six months, with respect to the provisions of the Directors' Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Any amendment of the Directors' Plan must be approved by the shareholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Directors' Plan, (b) modify the requirements relating to eligibility for participation in the Directors' Plan, or (c) modify any other provision of the Directors' Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

         Options granted before amendment or termination of the Directors' Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such options were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Directors' Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO DIRECTORS' PLAN

         If options granted under the Directors' Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such options again becomes available for issuance under the Directors' Plan.

CERTAIN FEDERAL INCOME TAX INFORMATION

         Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

         The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

         Options granted under the Directors' Plan are nonstatutory options. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Because the optionee is a director of the Company, under existing laws, the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under Section 83(b) of the Code. The filing of Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time. At the time the optionee recognizes ordinary income due to the exercise of the option, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of such option. Such gain or loss will be long or short-term depending on whether the stock was


                                       6.

held for more than one year. There are generally no tax consequences to the Company by reason of the disposition of the stock.

                                NEW PLAN BENEFITS

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                                        NUMBER OF SHARES SUBJECT
NAME AND POSITION                    DOLLAR VALUE2/        TO OPTIONS GRANTED
-----------------                    --------------     ------------------------

William R. Lonergan1/                   176,250                  15,000

Director


All Non-Employee Directors              176,250                  15,000
as a Group3/

-------------------------

1/     The grant to Mr. Lonergan is subject to shareholder approval of Proposal
       2.

2/ Exercise price ($11.75) multiplied by the number of shares underlying the option.

3/     In addition to the above grant,  pursuant to the terms of the  Directors'
       Plan, Ms. Goodrich and Messrs. Lonergan, Regitz and Welch, upon their re-election as non-employee directors of the Company at the Annual
       Meeting   (see   Proposal  1)  and  the  approval  of  Proposal  2,  will
       automatically be granted options to purchase 3,000 shares each of the Company's common stock. Such grants will be effective on the date of the Annual Meeting and will be priced at the fair market value on the date of grant.



                                       7.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of November 30, 1995 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on November 30, 1995; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.
                                           BENEFICIAL        OWNERSHIP1/
                                           NUMBER OF         PERCENT OF
         BENEFICIAL OWNER                   SHARES             TOTAL
         ----------------                  ---------         -----------

William R. Lonergan2/.................        3,750                *

Catherine P. Goodrich2/...............        2,500                *

Jack H. King2/........................      332,000             4.4%

William M. Regitz2/...................        9,000                *

Robert H. Welch2/.....................        3,750                *

Frank J. Vukmanic2/...................        5,465                *

Henry C. Harris2/.....................       83,701             1.1%

Richard F. Harapat2/..................       52,201                *

All executive officers and directors
  as a group (9 persons)2/............      500,867             6.4%

-----------------------
* Less than one percent.

1/ This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 7,297,187 shares outstanding on November 30, 1995, adjusted as required by rules promulgated by the Commission.

2/ Includes shares which certain executive officers, directors and principal shareholders of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: William R. Lonergan, 3,750 shares; Catherine P. Goodrich, 2,500 shares; Jack H. King, 326,000 shares; William M. Regitz, 2,500 shares; Robert H. Welch, 3,750 shares; Frank J. Vukmanic, 4,500 shares; Henry C. Harris, 82,000 shares; Richard F. Harapat, 50,500 shares and all executive officers and directors as a group, 484,000 shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                                       8.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Each non-employee director of the Company receives a per meeting fee of $1,500. In the fiscal year ended September 30, 1995, the total paid to non-employee directors for meeting fees was $21,000. In addition, Mr. Lonergan was reimbursed $2,232.42 for out-of-pocket expenses in connection with his attendance at Board meetings.

         During the fiscal year, Mr. Welch received $6,000 for consulting services provided to the Company and Ms. Goodrich received $1,875 for consulting services provided to the Company.

         In April 1995, the Board adopted the Directors' Plan (see Proposal 2) to provide for the automatic grant of options to purchase shares of Common Stock to Non-Employee Directors of the Company. On the date of adoption of the Directors' Plan, April 27, 1995 (the "Adoption Date"), each person who was then a Non-Employee Director of the Company was granted an option to purchase 15,000 shares of the Common Stock of the Company under the Directors' Plan, provided that such Non-Employee Director had not received a discretionary stock option grant from the Company during the period beginning 12 months prior to the Adoption Date. Mr. Lonergan was the only Non-Employee Director to receive such a grant. His grant has an exercise price of $11.75 per share, the fair market value on the grant date. Such option has a term of ten years and becomes exercisable in equal quarterly installments over a period of three years from the date of grant.



                                       9.

COMPENSATION OF EXECUTIVE OFFICERS

                             SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ending September 30, 1993, 1994 and 1995, compensation awarded or paid to, or earned by the Company's Chief
Executive Officer, its other three most highly compensated executive officers at September 30, 1995 and one former executive officer who resigned his position as an executive officer of the Company during fiscal year 1995 (the "Named
Executive Officers"):

                           SUMMARY COMPENSATION TABLE
                                                                                                   Long-Term
                                                                                                  Compensation
                                                        Annual Compensation                          Awards
                                    -----------------------------------------------------       ---------------
                                                                                                 Number of
  Name                                                                                           Securities           Other
  and                                                                                            Underlying           Compen-
Principal                                                     Salary1/        Bonus              Options            sation2/
Position                              Year                      ($)            ($)                (#)               ($)
--------                              ----                    -------         -------          ---------            ------
Jack H. King                          1995                    229,904         14,600            50,000              1,469
President and                         ----
Chief Executive Officer               1994                    196,096              0           [30,000]3/           2,396
                                      ----
                                      1993                    220,303              0            30,000              2,146
                                      ----

Frank J. Vukmanic                     1995                    145,000          9,000            15,000            110,3904/
Vice President,                       ----
Marketing                             1994                     45,173              0            30,000                 32
                                      ----
                                      1993                        ---            ---               ---                ---
                                      ----

Henry C. Harris                       1995                    140,975         19,000            20,000                569
Vice President, Finance               ----
and Administration,                   1994                    130,368              0            [5,000]3/697
Chief Financial and                   ----
Accounting Officer and                1993                    131,150              0             5,000                632
Secretary                             ----

Donald F. Olker5/                     1995                    137,698          8,300                 0              1,098
Former Vice President,                ----
Business Development                  1994                    130,368              0            [5,000]3/1,199
and Special Programs                  ----
                                      1993                    132,035              0             5,000              1,047
                                      ----

Richard F. Harapat                    1995                    118,751         19,8136/          10,000                690
Vice President, Sales                 ----
                                      1994                    111,550         13,9237/               0              1,101
                                      ----
                                      1993                    111,791         31,3917/           5,000                938
                                      ----

--------------------
1/ Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.
2/ Represents life insurance premiums for the benefit of the Named Executive Officers.
3/  Options canceled during fiscal year ended September 30, 1994.
4/ Includes $110,000 in expenses paid in connection with Mr. Vukmanic's relocation.
5/ Mr. Olker resigned his position as an executive officer of the Company on September 29, 1995.
6/  Includes $15,813 in commissions on Company net sales.
7/  Represents commission on Company net sales.

                                       10.

                        STOCK OPTION GRANTS AND EXERCISES

          The Company grants options to its executive officers under its 1990 Stock Option Plan (the "1990 Option Plan"). As of November 30, 1995, options to purchase a total of 942,615 shares were outstanding under the 1990 Option Plan and the Company's former option plans and options to purchase 69,499 shares remained available for grant under the 1990 Option Plan.



          The following tables show for the fiscal year ended September 30, 1995, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                              Potential
                                                                          Realizable Value at
                                                                             Assumed Annual
                                                                          Rates of Stock Price
                                                                              Appreciation
                           Individual Grants                                 for Option Term  1/
                      ------------------------                            -----------------------


                       Number
                     of Securi-     % of
                       ties         Total
                       Under-       Options/
                       lying        Granted to     Exercise
                      Options/     Employees       or Base     Expira-
                      Granted      in Fiscal       Price       tion
Name                   (#)   2/    Year (%)        ($/Sh)      Date        5% ($)      10% ($)
----                 -------- -   ---------       --------    --------    ------      -------

Jack H. King          50,000       18.4           11.25       07/25/05    354,375     894,375
Frank J. Vukmanic     15,000        5.5           11.25       07/25/05    106,313     268,313
Henry C. Harris       20,000        7.3           11.25       07/25/05    141,750     357,750
Donald F. Olker3/          0          0            ----           ----       ----        ----
Richard F. Harapat    10,000        3.7          11.25       07/25/05     70,875     178,875

--------------------

1/ Calculated on the assumption that the market value of the underlying stock increases at the stated values compounded annually for the ten-year term of the options. At November 30, 1995, the exercise price of all of the options was above the closing market price for the Company's Common Stock.

2/ Such options generally vest over a four-year period with 25% of the options vesting in each of the first four years of its ten-year term. The Board of Directors may reprice or accelerate the options under the terms of the 1990 Option Plan.

3/ Mr. Olker resigned his position as an executive officer of the Company on September 29, 1995.


                                       11.


      The  following  table sets forth for the fiscal year ended  September  30,
1995 options exercised by and held at year end by the Named Executive Officers.
                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                  Number of
                                                                                  Securities              Value of
                                                                                  Underlying              Unexercised
                                                                                  Unexercised             In-the-Money
                                                                                   Options at              Options at
                                                                                   FY-End (#)              FY-End ($)
                             Shares Acquired             Value                    Exercisable/            Exercisable/
Name                         on Exercise (#)             Realized ($) 1/         Unexercisable           Unexercisable 2/
----                         ----------------            --------------          --------------          ---------------
Jack H. King                                0                        0           326,000/50,000       2,966,000/6,250

Frank J. Vukmanic                           0                        0               7,500/37,500        44,063/134,062

Henry C. Harris                        10,000                  163,750              82,000/20,000         611,375/2,500

Donald F. Olker3/                      31,250                  219,531                    6,250/0              42,188/0

Richard F. Harapat                          0                        0              50,500/13,500        383,450/23,875

--------------------

1/ Value realized is based upon the fair market value of the Company's Common Stock on the date of exercise less the exercise price and does not necessarily indicate that the optionee sold such stock.

2/ The fair market value of the Company's Common Stock at September 30, 1995 ($11.375) less the exercise price of the options.

3/ Mr. Olker resigned his position as an executive officer of the Company on September 29, 1995.

                                       12.

                       PERFORMANCE MEASUREMENT COMPARISON

      The following chart shows the value of an investment of $100 on September 30, 1990 in cash of (i) the Company's Common Stock, (ii) the NASDAQ Stock Market-US Index and (iii) the Hambrecht & Quist Technology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year:1


      [The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG ZITEL CORPORATION, THE NASDAQ STOCK MARKET-US INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX


                                                Cumulative Total Return
                                   ---------------------------------------------
                                   9/90    9/91    9/92    9/93    9/94    9/95

Zitel Corp               ZITL       100     190     200     106     219     294

NASDAQ Stock Market-US   INAS       100     157     176     231     233     321

H & Q Technology         IHQT       100     145     165     197     223     374


*$100 invested on 09/30/90 in stock or index -- including reinvestment of dividends. Fiscal year ending September 30.





--------
1/ This section is not "soliciting material", is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                       13.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION1


      The Company's executive compensation generally consists of a base salary, a cash bonus and long-term incentive stock options.

        Annual compensation for executive officers and non-officer vice presidents of the Company, other than the President, is recommended by the President and is reviewed and approved by the Compensation Committee. The individual salary recommendations may vary based on the President's judgment regarding the value of a position in the Company, performance of the executive and comparative compensation for like positions at other technology companies of similar size in the area, derived from salary survey data and other sources.

        The annual compensation for the President is recommended by the Compensation Committee and approved by the non-employee members of the Board of Directors. The Committee determines the President's annual compensation based on the same criteria and the same survey as used for officers, with the objective of placing his salary at the median for Presidents of comparable companies.

        The Company believes that compensation of the key executives should be sufficient to attract and retain highly qualified personnel and should also provide meaningful incentives for measurable superior performance. The Company seeks to reward achievement of long-term and short-term performance goals. The Company currently does not provide retirement benefits to its executive officers, other than the availability of a 401(k) plan.

      During fiscal year 1995, the Company did not establish a formal bonus plan. Subsequent to the fiscal year end, bonus compensation was recommended by the President and was reviewed and approved by the Compensation Committee. In addition to individual achievements, the primary factor considered in establishing bonus amounts for fiscal year 1995 was the Company's net sales and operating results (without considering royalty revenue). Also during the year, upon Compensation Committee approval, the President was given discretion to grant a bonus to an officer for outstanding performance.

        The Compensation Committee uses stock option grants to further align the interests of shareholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's Common Stock. The Committee considers the number of options previously granted and the proportion that have vested in making its decisions. Stock option grants, other than for the President, are made periodically at the recommendation of the President with the approval of the Compensation Committee. The Committee makes option grants to the President on the same basis as for other officers. Options are granted at the full market value on the date of grant. In light of these factors, and in order to provide an incentive to management to achieve the Company's operational goals, in July 1995, the Committee approved grants to purchase 50,000 shares to the President at $11.25 per share. On the same date and at the same price, the Committee approved grants to the Vice President, Marketing, Vice President, Finance and Administration and the Vice President, Sales totaling 15,000 shares, 20,000 shares and 10,000 shares, respectively.

      The   Compensation   Committee  has  not  yet  established  a  policy  for
determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation."

--------
1/ This section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                       14.

      During fiscal 1995, the Company reported an increase in revenue of 36% and reported record earnings of $1.12 per share. Accordingly, in October 1995, the Compensation Committee approved a discretionary bonus totaling $30,300 for the officers, excluding the President, and $14,600 to the President. In addition, during fiscal 1995, one officer received a $10,000 discretionary bonus. In October 1995, the Committee approved raises for officers ranging from 7% to 8%, effective in either October or December. The President's salary was not adjusted.

                                             COMPENSATION COMMITTEE

                                             William R. Lonergan
                                             William M. Regitz
                                             Robert H. Welch

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As noted above, the Company's Compensation Committee consists of Messrs. Lonergan, Regitz and Welch. Mr. Welch served as President, Chief Executive Officer and Director of the Company from 1979 to October 1986. Mr. Welch was Chairman of the Board of the Company from October 1986 to November 1987 and has remained a Director since that date.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                              By Order of the Board of Directors



                              Henry C. Harris
                              Secretary


December 21, 1995

                                      15.

                                                                      APPENDIX A
--------------------------------------------------------------------------------

                              ZITEL CORPORATION
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS--JANUARY 25, 1996

   Jack H. King or Henry C. Harris, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the annual meeting of shareholders of ZITEL CORPORATION to be held at the Newark/Fremont Hilton, 39900 Balentine Drive, Newark, California 94560, at 3:00 p.m. local time on January 25, 1996 and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any business that may properly come before the meeting.

   THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED, IN FAVOR OF THE MATTER DESCRIBED IN ITEM 2, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. ELECTION OF DIRECTORS.
   / / FOR all nominees listed below    / /  WITHHOLD
       (except as indicated)                 authority to vote for all
                                             nominees listed below
   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through such nominee's name.)

   William R. Lonergan, Catherine P. Goodrich, Jack H. King, William M. Regitz and Robert H. Welch.

                                    (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------


ATTENTION: PLEASE NOTE THAT THIS BOX WILL NOT BE PRINTED, IT IS TO SHOW THE TEXT POSITION ON THE FRONT OF THIS PROXY CARD.

--------------------------------------------------------------------------------

(Continued from other side)

2. TO APPROVE THE ADOPTION OF THE 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                               FOR    AGAINST    ABSTAIN

                               [ ]      [ ]        [ ]



                                                    Dated:             , 19
                                                          -------------    ----
                                                    ---------------------------
                                                    ---------------------------
                                                    ---------------------------

                                                    (Please sign exactly as your
                                                    name     appears      hereon
                                                    indicating   your   official
                                                    title  when   signing  in  a
                                                    representative capacity.)


--------------------------------------------------------------------------------
ATTENTION: PLEASE NOTE THAT THIS BOX WILL NOT BE PRINTED. IT IS TO SHOW THE TEXT POSITION ON THE BACK OF THIS PROXY CARD.